UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2013 (July 1, 2013)

AMERICAN REALTY CAPITAL TRUST IV, INC.

(Exact name of Registrant as specified in its charter)

Maryland	000-54947	32-0372241
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On July 1, 2013, American Realty Capital Trust IV, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), Thunder Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of ARCP (“Merger Sub”), ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the ARCP (the “ARCP Operating Partnership”), and American Realty Capital Properties Operating Partnership IV, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Operating Partnership”). The Merger Agreement provides for the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of ARCP. In addition, the Merger Agreement provides for the merger of the Company Operating Partnership with and into the ARCP Operating Partnership (the “Partnership Merger” and together with the Merger, the “Mergers”), with the ARCP Operating Partnership being the surviving entity. The board of directors of the Company (the “Board”) has, by unanimous vote of the Board members voting, approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. Nicholas S. Schorsch, the executive chairman of the board of directors and chief executive officer of each of the Company and ARCP, and Edward M. Weil, Jr., a director and officer of each of the Company and ARCP, each abstained from the vote on the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Company (“Company Common Stock”) will be converted into the right to receive (i) $30.00 in cash, but in no event will the aggregate consideration paid in cash be paid on more than 25% of the shares of Company Common Stock issued and outstanding as of immediately prior to the closing of the Merger or, in ARCP’s discretion, (ii) either (A) a number of shares of ARCP common stock (“ARCP Common Stock”) equal to the Exchange Ratio (as defined below) or (B) only if the ARCP Market Price (as defined below) is less than $14.94, 2.05 shares of ARCP Common Stock and an amount in cash (the “Cash Portion of Alternative Stock Consideration”) equal to the product obtained by multiplying the excess of the Exchange Ratio over 2.05 by the ARCP Market Price (collectively, the “Merger Consideration”). “Exchange Ratio” means (1) if the volume weighted average closing sale price of a share of ARCP Common Stock over the five (5) consecutive trading days on the NASDAQ Global Select Market ending on the trading day immediately prior to the closing date of the Mergers, as reported in The Wall Street Journal (“ARCP Market Price”), is equal to or greater than $14.94, then 2.05, and (2) if the ARCP Market Price is less than $14.94, then the quotient (rounded to the nearest one-hundredth) obtained by dividing $30.62 by the ARCP Market Price.

If the aggregate elections for payment in cash exceed 25% of the number of shares of Company Common Stock issued and outstanding as of immediately prior to the closing of the Merger, then the amount of cash consideration paid on cash elections will be reduced on a pro rata basis with the remaining consideration paid in ARCP Common Stock and the Cash Portion of Alternative Stock Consideration, if applicable. In addition, in connection with the Partnership Merger, each outstanding unit of equity ownership of the Company Operating Partnership (“Company OP Units”) will be converted into the right to receive a number of units of equity ownership in the ARCP Operating Partnership (“ARCP OP Units”) equal to the Exchange Ratio.

Upon consummation of the Merger, the vesting of the shares of the Company’s outstanding restricted stock, which consist of a limited number of restricted stock granted to each of the Company’s independent directors, will be accelerated.

The Company and ARCP have made certain customary representations and warranties to each other in the Merger Agreement. The Company has agreed, among other things, not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request from third parties regarding other proposals to acquire the Company, and not to engage in any discussions or negotiations regarding any such proposal, or furnish to any third party non-public information regarding the Company. The Company has also agreed to certain other restrictions on its ability to respond to any such proposals. The Merger Agreement also includes certain termination rights for both the Company and ARCP and provides that, in connection with the termination of the Merger Agreement, under specified circumstances, the Company or ARCP, as applicable, may be required to pay to the other party expense reimbursements in an amount equal to $5,000,000. The Merger Agreement also provides for the payment of a break-up fee by the Company in the amount of $20,000,000 in the event of a termination of the Merger Agreement without a closing of the Mergers.

The completion of the Mergers is subject to various conditions, including, among other things, the approval by the Company’s stockholders of the Merger and the approval by ARCP’s stockholders of the issuance of ARCP Common Stock in connection with the Merger.

The Company and ARCP each were sponsored, directly or indirectly, by AR Capital, LLC (“ARC”). ARC and its affiliates provide investment and advisory services to the Company and ARCP pursuant to written advisory agreements. In connection with, and subject to the terms and conditions of, the Merger Agreement, ARC and its affiliates:

•	Have agreed to waive a portion of the real estate commission payable to the Advisor (as defined below) by the Company, in accordance with the Company Letter Agreement (as defined and described below). The Advisory Agreement (as defined below) provides for the payment of real estate commissions to American Realty Capital Advisors IV, LLC, a Delaware limited liability company indirectly wholly owned by ARC (the “Advisor”), upon the sale of properties in an amount equal to the lesser of (i) 2.0% of the sales price of the properties and (ii) one-half of the competitive real estate commissions if a third party broker is also involved. The Advisor will be entitled to a reduced real estate commission of $8.4 million.

•	Will receive $5.8 million from the sale of certain furniture, fixtures, equipment and other assets, including the reimbursement of certain costs and expenses, in accordance with the Asset Purchase Agreement (as defined and described below).

•	Will have the vesting of certain of their restricted equity interests in the Company and the Company Operating Partnership accelerated.

•	Will be entitled to subordinated distributions of net sales proceeds from the Company Operating Partnership in an amount estimated to be equal to approximately $65.2 million, assuming an implied price of Company Common Stock of $30.47 per share in the Merger (which assumes that 75% of the Merger Consideration is ARCP Common Stock based on a per share price of $30.62 (representing the floor for stock consideration) and 25% of the Merger Consideration is cash). Such subordinated distributions of net sales proceeds will be payable in the form of Company OP Units that will automatically convert into ARCP OP Units upon consummation of the Partnership Merger in accordance with the Merger Agreement, which the parties have agreed will be subject to a minimum one-year holding period before being exchangeable into ARCP Common Stock. The actual per share price of ARCP Common Stock received as Merger Consideration cannot be determined until the closing of the Merger and the ratio of ARCP Common Stock and cash received as Merger Consideration may vary from the ratio assumed. As a result, all such amounts may be significantly different than described herein, will not be fixed until the closing of the Merger and are provided for illustrative purposes only.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the material terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or ARCP at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Letter Agreement regarding Advisory Agreement, Company Operating Partnership Agreement and Management Agreement

The Company is a party to the following agreements: (i) the Amended and Restated Advisory Agreement, dated as of November 12, 2012, by and among the Advisor, the Company and the Company Operating Partnership (the “Advisory Agreement”), (ii) the Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership, dated as of November 12, 2012, by and among the Company, the Advisor, American Realty Capital Trust IV Special Limited Partner, LLC, a Delaware limited liability company wholly owned by ARC (the “Special Limited Partner”) and other limited partners party thereto, as amended from time to time (the “Company OP Agreement”) and (iii) the Property Management and Leasing Agreement, dated as of June 8, 2012, by and among the Company, the Company Operating Partnership and American Realty Capital Properties IV, LLC, a Delaware limited liability company indirectly wholly owned by ARC (the “Manager,” and such agreement, the “Property Management and Leasing Agreement”).

On July 1, 2013, in connection with, and as an inducement to, the entry into the Merger Agreement, the Company, the Company Operating Partnership, the Advisor, the Special Limited Partner, the Manager and ARCP entered into a letter agreement (the “Company Letter Agreement”), pursuant to which the parties agreed or acknowledged, as applicable, the following:

Pursuant to the Advisory Agreement, the Advisor is entitled to a Real Estate Commission (as defined in the Advisory Agreement). The Advisor agreed to waive its right to receive a portion of its Real Estate Commission and will therefore be entitled to now receive a reduced Real Estate Commission equal to $8.4 million.

Pursuant to the Company OP Agreement, the Special Limited Partner is entitled to receive certain subordinated distributions of net sales proceeds from the Company Operating Partnership (the “SLP Interest”). The Company, the Company Operating Partnership and the Special Limited Partner acknowledged and agreed that the Mergers constitute an “Investment Liquidity Event” (as defined in the Company OP Agreement), upon which the Special Limited Partner’s right to the SLP Interest is accelerated and the Special Limited Partner elected to contribute its SLP Interest to the Company Operating Partnership in exchange for Company OP Units.

Pursuant to the Advisory Agreement and the Company OP Agreement, the Advisor is entitled to receive Class B Units in the Company Operating Partnership (“Company Class B Units”), subject to forfeiture until certain hurdles have been met. The Company, the Company Operating Partnership and the Advisor acknowledged and agreed that, provided the hurdles are met at or prior to the Closing Date (as defined in the Merger Agreement), which is expected, at such time no Company Class B Units will continue to be subject to forfeiture. Pursuant to the Company OP Agreement, Company Class B Units no longer subject to forfeiture are convertible automatically into Company OP Units at such time as the Advisor’s capital account with respect to a Company Class B Unit is equal to the average capital account balance attributable to an outstanding Company OP Unit (as determined on a unit-by-unit basis). The Advisor elected, and the Company and the Company Operating Partnership acknowledged and agreed to allow the Advisor, to take such action as is allowed under the Company OP Agreement to cause an adjustment to the Advisor’s capital account with respect to its Class B Units and allow it to convert the maximum number of Company Class B Units into Company OP Units in connection with the consummation of the Mergers.

Upon the consummation of the Mergers, each such Company OP Unit will be converted automatically into a number of ARCP OP Units equal to the Exchange Ratio as set forth in the Merger Agreement and any unconverted Class B Units will be converted automatically into Class B Units in the ARCP Operating Partnership. Each of the Special Limited Partner and the Advisor has agreed that such ARCP OP Units are subject to a minimum one-year holding period prior to being exchangeable into ARCP Common Stock.

In order to facilitate the smooth transition of advisory services following the consummation of the Mergers, the Company, the Company Operating Partnership and the Advisor agreed that the Advisory Agreement will be extended for a 60 day period following the Closing Date pursuant to the terms substantially in the form attached to the Company Letter Agreement.

In order to facilitate the smooth transition of property management services following the consummation of the Mergers, the Company, the Company Operating Partnership and the Manager agreed that the Property Management and Leasing Agreement will be extended for a 60 day period following the Closing Date pursuant to the terms substantially in the form attached to the Company Letter Agreement.

This summary description of the material terms of the Company Letter Agreement is qualified in its entirety by the Company Letter Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Asset Purchase Agreement for Furniture, Fixtures, Equipment and Other Assets

On July 1, 2013, ARCP, in its capacity as the general partner of the ARCP Operating Partnership, entered into an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) with the Advisor. Pursuant to the Asset Purchase Agreement, concurrently with the closing of the Merger, the Advisor will sell to the ARCP Operating Partnership certain furniture, fixtures, equipment and other assets used by the Advisor in connection with managing the property level business and operations and accounting functions of the Company and the Company Operating Partnership, at the cost of such assets, for an aggregate purchase price of $5.8 million, which includes the reimbursement of certain costs and expenses incurred by the Advisor.

This summary description of the material terms of the Asset Purchase Agreement is qualified in its entirety by the Asset Purchase Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

ARCP prepared an investor presentation with respect to the contemplated Merger. Directors, officers and other representatives of the Company, ARCP and ARC will present some or all of such investor presentation to various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Suspension of DRIP; Termination of Direct Stock Purchase

On July 1, 2013, the Board, including all of the independent directors, voted to suspend the Company’s Amended and Restated Distribution Reinvestment and Direct Stock Purchase Plan (“DRIP”) and to terminate the direct stock purchase component of the DRIP, in each case, in accordance with the terms of the DRIP.

Subsequent to the payment of distributions authorized by the Board for June 2013, which are payable in July 2013, and continuing until such time as the Board may vote to resume the DRIP, all distributions authorized by the Board will be paid to the stockholders of the Company in cash. In connection with the termination of the direct stock purchase component of the DRIP and in accordance with the terms of the DRIP, all shares of common stock under the direct stock purchase component will be reallocated to the distribution reinvestment component of the DRIP upon the resumption of the DRIP.

The Company can provide stockholders with assistance on directing cash distribution payments. For IRAs and other qualified accounts, distributions will be paid to the stockholders’ trust company of record. The payment of distributions to stockholders who have not enrolled in the DRIP and receive their distributions in cash will not be affected by the suspension of the DRIP.

Continuation of Share Repurchase Program

The Company’s share repurchase program is not affected by the suspension of the DRIP or the termination of the direct stock purchase component of the DRIP. The Company expects to make prompt payment for submitted and accepted repurchase requests.

Joint Press Release

On July 2, 2013, the Company and ARCP issued a joint press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Company and ARCP expect to prepare and file with the SEC a joint proxy statement and ARCP expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to ARCP’s proposed acquisition of the Company. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company and ARCP with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://www.arct-4.com/, and copies of the documents filed by ARCP with the SEC are available free of charge on ARCP’s website at http://www.arcpreit.com/.

The Company, ARCP, ARC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and ARCP’s stockholders in respect of the proposed transaction. Information regarding ARCP’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or ARCP’s, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s and ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval by the Company’s stockholders of the Merger and the approval by ARCP’s stockholders of the issuance of Company Common Stock in connection with the Merger; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in the Company’s and ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and ARCP disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 1, 2013, among American Realty Capital Properties, Inc., American Realty Capital Trust IV, Inc., Thunder Acquisition, LLC, ARC Properties Operating Partnership, L.P. and American Realty Capital Operating Partnership IV, L.P.*
10.1	Letter Agreement, dated as of July 1, 2013, among American Realty Capital Properties, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Operating Partnership IV, L.P., American Realty Capital Trust IV Special Limited Partner, LLC, American Realty Capital Advisors IV, LLC and American Realty Capital Properties IV, LLC
10.2	Asset Purchase and Sale Agreement, dated as of July 1, 2013, between ARC Properties Operating Partnership, L.P. and American Realty Capital Advisors IV, LLC
99.1	Investor presentation
99.2	Joint Press Release issued by American Realty Capital Properties, Inc. and American Realty Capital Trust IV, Inc. on July 2, 2013

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

July 2, 2013	By:	/s/ Edward M. Weil
	Name:	Edward M. Weil
	Title:	President and Chief Operating Officer